Exhibit 10.1 RESCISSION, SETTLEMENT AGREEMENT AND MUTUAL RELEASE

RESCISSION, SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Rescission Settlement Agreement and Mutual Release ("Agreement") is entered into by and between Hunt Global Resources, Inc. ("HGR"), Crown Financial, LLC (“CRF”) and Momentum BioFuels, Inc. ("MMBF"), and are collectively referred to herein as the "Parties."

FACTUAL BACKGROUND/RECITALS

A.                 On or about August 21, 2009, the Parties executed an Agreement (the "Agreement") for the purpose, among other things, of inducing MMBF to exchange the stock of MMBF for certain assets constituting a License Agreement for a 3% Royalty on the Sand Mine and BioFuels to MMBF on a certain terms, such Agreement is attached hereto as Exhibit A.

B.                 The Parties have agreed to rescind the entire Agreement and the Sand Mine and BioFuels 3% Royalty under the terms hereof, due to MMBF’s failure to maintain books, records, and financial controls resulting in inability to obtain funding, and other material omissions, disclosure of which would have caused HGR to make a different decision.

C.                 This Agreement compromises, settles, and otherwise resolves all claims and potential claims between the Parties arising from or relating to the Agreement, on the terms set forth below.

AGREEMENT

1. Rescission. The Parties hereby rescind the Agreement in its entirety and deem it null and void ab initio for the consideration set forth in paragraphs 2, 3 and 4 hereafter.

2. Fair and Adequate Consideration.

(a)  HGR has issued 1,180,000 (one million one hundred eighty thousand)Common Shares, plus 490,000 (four hundred ninety thousand) 5-Year Warrants at $0.50 (fifty cents) each, expiring on or about February 10, 2016 in cancellation of over $600,000 in debt of MMBF, has advanced monies for MMBF’s accounting, general and administrative and audits, and will have received no corresponding compensation, since it is herewith returning all of its shares of MMBF.  Accordingly, HGR and MMBF have mutually agreed to accept cancellation of the Sand Mine and BioFuels 3% Royalty, which is currently non-producing and not generating revenues at this time, in consideration for cancellation and release of any and all equity or debt claims whatsoever of HGR and return of the 40,000,000 shares of MMBF common stock, 30,000,000 shares of which are held by HGR and 10,000,000 shares of which are held by CRF to MMBF.

(b) The Boards of Directors of each Party have approved and resolved that this Settlement, Rescission and Mutual Release is in the best interests of the creditors and shareholders of each of the companies, in the exercise of their best business judgments, and such Boards believe each company has received full, fair and adequate consideration herefore.

(c) MMBF waives any claim to a 3% Royalty upon HGR’s biofuels production since HGR is closing and divesting its non-producing, non-operative biofuels business..

3. Consideration: Delivery of Stock Shares by HGR. HGR and CRF hereby delivers irrevocably the certificates for 40,000,000 shares of stock of MMBF (30,000,000 shares held by HGR and 10,000,000 shares held by CRF) received from MMBF under the Agreement free and clear of all liens and encumbrances whatsoever together with signature guaranteed stock powers; shall forgive MMBF all advances, share settlements, issuances, promissory notes or loans of whatever type by this release.

4. Further Consideration: As an inducement for this Rescission, Settlement Agreement and Mutual Release, MMBF hereby covenants and agrees that it will indemnify and defend the MMBF parties and their shareholders against any and all suits, claims, costs, legal fees, fines or expenses whatsoever, upon written demand by any of the HGR parties or any of their shareholders, for any event or cause or claim arising from the HGR parties agreement or business with MMBF, whatsoever, except any action in which HGR parties engaged in business outside of MMBF from the date of the Agreement to the date hereof.

5. Resignation. All members of the Board of MMBF shall resign from the Board of MMBF, effective on the date hereof, or effective 10 days after mailing of the Section 14f Notice.

6. Time is of the Essence. Time is of the essence under this Agreement.

7. Parties to Bear Their Own Fees and Costs. Except as otherwise set forth herein, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

8. Denial of Liability. This Agreement is entered into solely for purpose of effectuating a compromise, settlement, and release. Accordingly, except as set forth herein, each party acknowledges that the others have admitted no liability.

9. Intent to Settle All Claims. On the terms set forth herein, the Parties desire to fully and finally compromise, settle, and otherwise terminate all claims between them arising from or relating to the Agreement.

10. Mutual Release. Subject to the performance of the deliveries required hereby, the Parties hereby mutually release, discharge, and hold harmless one another (as well as their respective officers, directors, shareholders, managers, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, associates, agents, representatives, employers, and employees) from all actions, claims, damages, and liabilities (of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued) arising from or relating to the Agreement. However, the releases given herein shall not extend to or be for the benefit of nonaffiliated third parties, none of whom shall have any rights hereunder, including but not limited to rights as a third party beneficiary.

11. No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.

12. Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the Agreement. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party.

13. Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

14. Consideration. This Agreement is supported by good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

15. Headings. The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

16. Opportunity to Consult with Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with independent legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.  Michael A. Littman has prepared the first draft of this agreement and he has represented to both Parties and his Conflict of Interest is hereby disclosed and each of the Parties hereby waives any conflict claim against Mr. Littman, knowing an being advised to consult independent counsel.

17. Entire Integrated Agreement. This Agreement is fully integrated, containing the entire agreement and understanding between the Parties (regarding the subject matter hereof), superceding and replacing all prior negotiations and proposed agreements, written or oral.

18. No Representations. The Parties acknowledge that no party, nor agent, nor attorney of any party has made any promise or representation whatsoever, express or implied, concerning the subject matter of this Agreement (or to induce the execution of this Agreement) which is not expressly set forth herein. It is further acknowledged that no party to this Agreement has relied upon any representation made by any other party regarding any aspect of the other's claims, including but not limited to the nature, extent, or duration of any damages suffered, or the legal liability therefor.

19. Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

20. Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

21. No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

22. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

23. Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

24. Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

25. Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

26. Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

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IN WITNESS WHEREOF, the undersigned execute this Settlement Agreement and Mutual Release thereby agreeing to abide by the terms hereof.

HUNT GLOBAL RESOURCES, INC.

By: ________________________________                                                                                     Dated this 20th day of April, 2012
Joseph S. Compofelice, President

CROWN FINANCIAL, LLC

By: ________________________________                                                                                     Dated this 20th day of April, 2012
George Sharp, Member

MOMENTUM BIOFUELS, INC.

By: _________________________________                                                                                   Dated this 20th day of April, 2012
George Sharp, Chief Executive Officer